                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement       [ ]  Confidential, for Use of the Commission
                                            Only (as permitted by  Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                               INNOVA CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                                 [INNOVA LOGO]
                           GATEWAY NORTH, BUILDING 2
                            3325 SOUTH 116TH STREET
                         SEATTLE, WASHINGTON 98168-1974
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 16, 1998

TO THE HOLDERS OF COMMON STOCK OF INNOVA CORPORATION

     The Annual Meeting of Shareholders of Innova Corporation, a Washington corporation (the "Company"), will be held on June 16, 1998, at 10:00 a.m., Seattle Time, at the Company's offices, Gateway North, 3315 South 116th Street, Ste. 149, Seattle, Washington, for the following purposes as more fully described in the accompanying Proxy Statement:

     1. To elect six directors to serve until the 1999 Annual Meeting of Shareholders or until their earlier retirement, resignation or removal;

     2. To approve an amendment to the Company's 1990 Stock Option Plan (Amended and Restated July 31, 1992) increasing by 500,000 shares the number of shares of Common Stock reserved for issuance upon exercise of options granted under the Plan.

     3. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the Company's fiscal year ending December 31, 1998; and

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only holders of record of the Company's Common Stock at the close of business on May 1, 1998, will be entitled to vote at the meeting.

                                          By order of the Board of Directors

                                          LOGO

                                          JOHN M. HEMINGWAY
                                          Secretary and Chief Financial Officer

Seattle, Washington
May 15, 1998

                            YOUR VOTE IS IMPORTANT!

 PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE
                            ENCLOSED RETURN ENVELOPE

                               INNOVA CORPORATION
                           GATEWAY NORTH, BUILDING 2
                            3325 SOUTH 116TH STREET
                         SEATTLE, WASHINGTON 98168-1974
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

               ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the management of Innova Corporation, a Washington corporation (the "Company"), for use at the Annual Meeting of Shareholders on June 16, 1998, and at any adjournments thereof. This Proxy Statement is being sent to all shareholders of record as of the close of business on May 1, 1998.

     At the close of business on May 1, 1998, there were 13,890,979 shares of Common Stock of the Company outstanding. Only holders of record of the shares outstanding at such time will be entitled to vote at the meeting. The presence at the meeting of at least a majority of such shares, either in person or by proxy, is required for a quorum.

     If you are a shareholder of record, you may vote by using the proxy card enclosed with this Proxy Statement. When your proxy card is returned properly signed, the shares represented will be voted according to your directions. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted FOR each of the six individuals nominated to serve as a director, FOR approval of the amendment to the Company's 1990 Stock Option Plan (Amended and Restated July 31, 1992), and FOR the ratification of the appointment of KPMG Peat Marwick LLP as independent auditors.

     The Board of Directors knows of no other matters which are to be presented at the meeting. However, if any other matters are properly presented for action, the proxies named on the proxy card will be authorized by your proxy to vote on them in their discretion.

     On each matter properly brought before the meeting, shareholders will be entitled to one vote for each share of Common Stock held. Under Washington law and the Company's Restated Articles of Incorporation and Amended and Restated Bylaws, if a quorum exists at the meeting: (a) the six nominees for director who receive the greatest number of votes cast in the election of directors will be elected; (b) the proposal to amend the Company's 1990 Stock Option Plan (Amended and Restated July 31, 1992) will be approved if the numbers of votes cast in favor of the proposal exceeds the number of votes cast against it; and (c) the proposal to ratify the appointment of auditors will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it.

     Shareholders may abstain from voting for one or more of the nominees for director and may abstain from voting on the proposal to approve the amendment to the Company's 1990 Stock Option Plan (Amended and Restated July 31, 1992) or the proposal to ratify the appointment of auditors. Abstention from voting for one or more of the nominees for director will make it less likely that the nominee will be one of the six nominees for director who receive the greatest number of votes cast. Abstention from voting on the proposal to approve the amendment to the Company's 1990 Stock Option Plan (Amended and Restated July 31, 1992) will have the same effect as a vote against the proposal, since holders of a majority of the shares represented at the meeting must vote in favor of the proposal in order for it to be approved. Abstention from voting on the proposal to ratify the appointment of auditors will have no effect, since approval of this proposal is based solely on the number of votes actually cast.

     Brokerage firms and other intermediaries holding shares of Common Stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, brokerage firms and other intermediaries will generally have discretion to vote their customers' shares in the election of directors, on the proposal to approve the amendment to the Company's 1990 Stock Option Plan (Amended and Restated July 31, 1992), and on the proposal to ratify the appointment of auditors. If a brokerage firm or other intermediary does not vote for a nominee for director, this non-vote will make it less likely that the nominee will be one of the six nominees for director who receive the greatest number of votes cast. A non-vote on the proposal to approve the amendment to the Company's 1990 Stock Option Plan (Amended and Restated July 31, 1992) will have the same effect as a vote against the proposal, since holders of a majority of the shares represented at the meeting must vote in favor of the proposal in order for it to be approved. A non-vote on the proposal to ratify the appointment of auditors will have no effect, since approval of this proposal is based solely on the number of votes actually cast.

     If you execute a proxy, you may revoke it by taking one of the following three actions: (a) by giving written notice of the revocation to the Secretary of the Company at its principal executive offices; (b) by executing a proxy with a later date and delivering it to the Secretary of the Company at its principal executive offices; or (c) by personally attending and voting at the meeting.

     The Company will bear the expense of preparing, printing and distributing proxy materials to its shareholders. In addition to solicitations by mail, there may be incidental personal solicitation at nominal cost by directors, officers, employees or agents of the Company. The Company will also reimburse brokerage firms and other intermediaries for their expenses in forwarding proxy materials to beneficial owners of the Company's Common Stock.

                               BOARD OF DIRECTORS

     The business of the Company is managed under the direction of a Board of Directors consisting of six directors. The following individuals are currently serving as directors: Jean-Francois Grenon, V. Frank Mendicino, Paul S. Bachow, Frances N. Janis, Harold O. Shattuck and Bernard D. Tarr, Jr. The Board of Directors has responsibility for establishing broad corporate policies and for the overall performance of the Company. It is not, however, involved in operating details on a day-to-day basis.

COMPENSATION OF DIRECTORS

     The Board of Directors granted Mr. Shattuck, as compensation for his service as a director during 1996, (i) $1,000 in cash for each regularly scheduled Board meeting attended and (ii) options to purchase 1,420 shares of Common Stock, with an exercise price of $1.968 per share and, as compensation for his service as a director during 1997, $1,000 in cash for each regularly scheduled Board meeting attended, and options to purchase 1,736 shares of Common Stock, with an exercise price of $2.88 per share of Common Stock.

     Nonemployee directors participate in the Innova Corporation Director Stock Option Plan (the "Director Plan") and are reimbursed for out-of-pocket expenses incurred attending Board and Committee meetings. The Director Plan was adopted in June 1997. In connection with the adoption of the Director Plan, each non-employee director received options to purchase 10,000 shares of Common Stock (other than Mr. Shattuck, whose option was reduced to reflect the grant of an option to purchase Common Stock for service in 1997) resulting in the grant of options covering an aggregate of 48,263 shares of Common Stock. These options vested on the date of grant and had an exercise price of $9.84 per share, which was determined by the Board of Directors to be not less than the fair market value of the Common Stock on the date of grant. The Director Plan provides for additional grants to non-employee directors of options to purchase 4,000 shares of Common Stock commencing on January 1, 1998 and thereafter at each annual shareholder's meeting, commencing in 1999. Under the Director Plan, the exercise price of options granted in the future under the Director Plan is to be determined by a formula based on the trading price of the Common Stock for the 20 trading days preceding the grant. One quarter of the options granted in the future vest after one year, with the remainder vesting in 36 equal monthly increments. Unvested options under the Director Plan expire upon termination of service other than by death, or disability, to the extent not exercised. Future options are to be granted automatically without further action from the Board of Directors, except to the extent necessary to determine the fair market value of the Common Stock on the date of grant.

COMMITTEES OF THE BOARD

     The Board of Directors has a standing Audit Committee and Compensation Committee. The Audit Committee, currently composed of Messrs. Tarr and Shattuck, and Ms. Janis, reviews the Company's internal accounting procedures and consults with and reviews the services provided by the Company's independent accountants. The Compensation Committee, currently composed of Messrs. Bachow, Mendicino and Shattuck, reviews and makes recommendations to the full Board of Directors with respect to the compensation and benefits to be provided to the Company's officers and directors and general policy matters relating to employee compensation and benefits.

MEETINGS OF THE BOARD AND COMMITTEES

     The full Board of Directors met twelve times during the Company's fiscal year ended December 31, 1997. No incumbent member attended fewer than 75% of the total number of meetings of the Board of Directors and of any Board committees of which he or she was a member during that fiscal year. The Audit Committee met one time during 1997 and the Compensation Committee met six times during 1997.

NOMINEES FOR DIRECTOR

     The following individuals, each of whom currently serves as a director of the Company, have been nominated for re-election at the meeting:

     JEAN-FRANCOIS GRENON (age 42) joined the Company in February 1996 as its President and Chief Executive Officer, and has served as a Director of the Company since June 1996. From March 1994 to December 1995, Mr. Grenon served as President of Microwave Radio Corporation, Digital Radio Group, a division of California Microwave Radio that he helped found, which develops and manufactures digital millimeter wave radios. From April 1990 to March 1994, Mr. Grenon served as Vice President and General Manager of Microwave Radio Corporation, a developer of microwave radio transmission equipment. Mr. Grenon holds an MBA from Harvard Business School and a BSEE from Ecole Polytechnique, Universite de Montreal.

     V. FRANK MENDICINO (age 58) has served as a Director of the Company since July 1989 and as its Chairman since February 1992. Since 1983, Mr. Mendicino has served as a General Partner of Woodside Fund, Woodside Fund II and Woodside Fund III, each of which is a private investment fund. He has also served as a director of over 15 private companies.

     PAUL S. BACHOW (age 47) has served as a Director of the Company since January 1993. He has been President of Bachow & Associates, Inc. ("Bachow & Associates"), since its formation in December 1989. Mr. Bachow also acts as President of the General Partner of each of Paul S. Bachow Co-Investment Fund, L.P., and Bachow Investment Partners III, L.P. Mr. Bachow serves as a director of Deb Shops, Inc., a publicly traded company in the women's clothing business, Anadigics, Inc., a publicly traded manufacturer of gallium arsenide chips for use in a broad array of communications devices, Crusader Holding Corporation, a publicly traded savings and loan, and several private companies. He has a B.A. from American University, a J.D. from Rutgers University and a Masters Degree in tax law from New York University, and is a C.P.A.

     FRANCES N. JANIS (age 39) has served as a Director of the Company since April 1996. Since February 1994, Ms. Janis has been the Executive Vice President of Pomona Partners Inc., which is the General Partner of Pomona Capital II, L.P., where she is responsible for making direct investments in private companies and purchasing limited partnership interests in Venture Capital/Leveraged Buyout funds. From 1983 to 1994 she served as General Partner in Hambro International Venture Fund II, a private investment firm, where Ms. Janis' responsibilities included investing in early-stage private companies.

     HAROLD O. SHATTUCK (age 61) has served as a Director of the Company since February 1992. Since May 1991, he has been President of MC Tecinvest Inc., a consulting company specializing in operations, executive consulting and financial advising to early- and growth-stage companies in the computer, software and communications industries. In that capacity, he has advised such clients as Xerox Venture Capital and MC Partners I and II, offshore funds investing in U.S. venture capital funds.

     BERNARD D. TARR, JR. (age 38) has served as a Director of the Company since February 1995. Since April 1997, Mr. Tarr has served as a Managing Director of Arete Ventures, Inc. and as a Managing Director of Arete Ventures, LLC. From September 1990 to April 1997 he served as a Vice President of Arete Ventures, Inc. Arete Ventures, Inc. is the Managing Partner of UVCC Fund II and UVCC II Parallel Fund, L.P. Arete Ventures, LLC is the Managing Member of the Utility Competitive Advantage Fund, LLC, which invests in private telecommunications, information technology and customer service companies.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

OWNERSHIP INFORMATION

     The following table sets forth, as of March 31, 1998, certain information regarding beneficial ownership of the Company's Common Stock (a) by each person known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (b) by each director and nominee for director, (c) by the Chief Executive Officer and the other executive officers of the Company whose total annual salary and bonus, for the fiscal year ended December 31, 1997, exceeded $100,000, and (d) by all of the Company's executive officers and directors as a group. Unless otherwise noted, the named beneficial owner has sole voting and investment power.

                                                 NUMBER OF SHARES OF      PERCENT OF
                                                    COMMON STOCK         COMMON STOCK
               NAME AND ADDRESS                 BENEFICIALLY OWNED(1)   OUTSTANDING(1)
               ----------------                 ---------------------   --------------
Paul S. Bachow(2).............................        4,155,450              28.1%
  c/o Bachow & Associates
  3 Bala Plaza, Suite 502
  Bala Cynwyd, PA 19004
V. Frank Mendicino(3).........................        2,318,650              15.9
  c/o Woodside Funds
  4133 Mohr Avenue, Suite H
  Pleasanton, CA 94566
Frances N. Janis(4)...........................        1,333,894               9.6
  c/o Pomona Capital II, L.P.
  780 Third Avenue, 28th Floor
  New York, NY 10017-7076
The Bessemer Group, Incorporated(5)...........          758,405               5.5
  100 Woodbridge Center Drive
  Woodbridge, NJ 07095-0980
Bernard D. Tarr, Jr.(6).......................          584,292               4.2
  c/o Arete Ventures, Inc.
  6110 Executive Blvd., Suite 1040
  Rockville, MD 20852
Jean-Francois Grenon(7)(8)....................          344,108               2.4
Harold O. Shattuck(7)(9)......................           20,003                 *
Colin J.R. Pallemaerts(7)(10).................           78,580                 *
John M. Hemingway(7)(11)......................           58,569                 *
Barbara J. Williams(7)(12)....................           54,737                 *
Randy J. Karr(7)(13)..........................           54,312                 *
All Directors and Executive Officers as a
  Group (10 persons)(14)......................        9,002,595              55.1

---------------
  *  Less than 1%.

 (1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of March 31, 1998 are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

 (2) Includes 2,615,090 shares held by Bachow Investment Partners III, L.P. ("Bachow Investment Partners"), and 277,457 shares held by Paul S. Bachow Co.-Investment Fund, L.P. ("Bachow Co-Investment Fund"), both limited partnerships. Mr. Bachow is the President of the General Partner of the General Partner of each of Bachow Investment Partners and Bachow Co-Investment Fund. Also includes 89,013 shares issuable upon exercise of warrants to purchase Common Stock held by Mr. Bachow, 786,887 shares issuable upon exercise of warrants to purchase Common Shares held by Bachow Investment Partners, and 73,052 shares issuable upon exercise of warrants to purchase Common Shares held by Bachow Co-Investment Fund. Also includes options held by Mr. Bachow under the Director Plan to purchase 10,000 shares of Common Stock exercisable within 60 days of March 31, 1998. Excludes options to purchase 4,000 shares of Common Stock exercisable more than 60 days after March 31, 1998.

 (3) Represents 9,000 shares held by V. Frank Mendicino Defined Benefit Pension Plan (the "Mendicino Benefit Plan"), 243,212 shares held by Woodside Fund, 130,912 shares held by Woodside Fund II, 1,185,413 shares held by Woodside Fund III (Woodside Fund, Woodside Fund II and Woodside Fund III are collectively referred to as "Woodside Funds") and 1,000 shares held by Campus Mall, G.P. ("Campus Mall"). Also represents 294,006 shares issuable upon exercise of warrants to purchase shares of Common Stock held by Woodside Fund, 149,509 shares issuable upon exercise of warrants to purchase shares of Common Stock held by Woodside Fund II, and 293,198 shares issuable upon exercise of warrants to purchase shares of Common Stock held by Woodside Fund III. Mr. Mendicino is a General Partner of Woodside Funds and has shared investment power and shared voting power over such shares with the two other General Partners, Vincent M. Occhipinti and Robert E. Larson. Mr. Mendicino is a General Partner of Campus Mall and has shared investment power and shared voting power over such shares with the Kent Boswell, Michael Mendicino, Flory Mendicino and John Mendicino. Also includes options held by Mr. Mendicino under the Director Plan to purchase 10,000 shares of Common Stock exercisable within 60 days of March 31, 1998. Excludes options to purchase 4,000 shares of Common Stock exercisable more than 60 days after March 31, 1998.

 (4) Represents 953,065 shares held by Pomona Capital II, L.P. ("Pomona Capital") and 369,029 shares held by Baupost Limited Partnership 1983 C-1 ("Baupost"), both limited partnerships. Ms. Janis is Executive Vice President of Pomona Partners, Inc., the General Partner of Pomona Capital, and Executive Vice President of Pomona Management Co., Inc., attorney-in-fact of Baupost. Ms. Janis has shared investment power and shared voting power over such shares with each of (i) Michael D. Granoff, President of Pomona Partners, Inc., and Pomona Management Co., Inc., and
     (ii) Stephen Futrell, Treasurer of Pomona Partners, Inc., and Pomona Management Co., Inc. Also includes options held by Ms. Janis under the Director Plan to purchase 10,000 shares of Common Stock exercisable within 60 days of March 31, 1998. Excludes options to purchase 4,000 shares of Common Stock exercisable more than 60 days after March 31, 1998.

 (5) Represents 317,705 shares held by Bessemer Trust Company ("BTC"), 346,830 shares held by Bessemer Trust Company, National Association ("BTNA"), and 93,870 shares held by Bessemer Trust Company of Florida ("BTF"; and collectively with BTC and BTNA, the "Bessemer Group"). The Bessemer Group, Incorporated ("BGI") is the parent holding company of the Bessemer Group. BTC has shared voting power over 8,680 shares and shared investment power over 309,025 shares of the shares it holds. BTNA has shared voting power over 76,400 shares and shared investment power over 76,400 of the shares it holds. BTF has shared voting power over 7,300 shares and shared investment power over 7,300 shares of the shares it holds. BGI has shared voting power and shared investment power over all 758,405 shares.

 (6) Represents 196,322 shares held by UVCC Fund II and 196,322 shares held by UVCC II Parallel Fund, L.P. (UVCC Fund II and UVCC II Parallel Fund, L.P. are collectively referred to as "UVCC"). Also includes 90,824 shares issuable upon exercise of warrants to purchase shares of Common Stock held by UVCC Fund II, and 90,824 shares issuable upon exercise of warrants to purchase shares of Common Stock held by UVCC II Parallel Fund, L.P. Mr. Tarr is Managing Director of Arete Ventures, the General Partner of the UVCC funds. Also includes options held by Mr. Tarr under the Director Plan to purchase 10,000 shares of Common Stock exercisable within 60 days of March 31, 1998. Excludes options to purchase 4,000 shares of Common Stock exercisable more than 60 days after March 31, 1998.

 (7) The address for each of these shareholders is that of the Company.

 (8) Represents options to purchase 344,108 shares of Common Stock exercisable within 60 days of March 31, 1998. Excludes options to purchase 267,642 shares of Common Stock exercisable more than 60 days after March 31, 1998.

 (9) Includes 1,048 shares issuable upon exercise of warrants to purchase shares of Common Stock held by Mr. Shattuck. Includes options held by Mr. Shattuck under the Director Plan to purchase 8,263 shares of Common Stock exercisable within 60 days of March 31, 1998. Excludes options to purchase 4,000 shares of Common Stock exercisable more than 60 days after March 31, 1998.

(10) Represents options to purchase 78,580 shares of Common Stock exercisable within 60 days of March 31, 1998. Excludes options to purchase 57,815 shares of Common Stock exercisable more than 60 days after March 31, 1998.

(11) Represents options to purchase 58,569 shares of Common Stock exercisable within 60 days of March 31, 1998. Excludes options to purchase 54,046 shares of Common Stock exercisable more than 60 days after March 31, 1998.

(12) Includes options to purchase 53,055 shares of Common Stock exercisable within 60 days of March 31, 1998. Excludes options to purchase 72,092 shares of Common Stock exercisable more than 60 days after March 31, 1998.

(13) Includes options to purchase 36,193 shares of Common Stock exercisable within 60 days of March 31, 1998. Excludes options to purchase 63,925 shares of Common Stock exercisable more than 60 days after March 31, 1998.

(14) Includes options to purchase an aggregate of 618,768 shares of Common Stock, and an aggregate of 1,868,361 shares of Common Stock issuable upon exercise of warrants to purchase shares of Common Stock.

CERTAIN TRANSACTIONS

     The Company has adopted a policy prohibiting transactions with its directors, officers or controlling shareholders or their affiliates other than those that result from competitive bidding or that a majority of the Company's disinterested directors conclude are expected to benefit the Company and are on terms no less favorable to the Company than could be obtained in arm's-length transactions with unaffiliated third parties.

FINANCING TRANSACTIONS

     November 1996 Through March 1997 Bridge Financing. In November 1996 and December 1996, Bachow Investment Partners, Baupost and Pomona Capital, Brian Flynn, UVCC, Woodside Fund III and 11 other unaffiliated persons lent the Company an aggregate of $1,500,000, and received notes in exchange (the "1996 Series D Notes"). In this transaction, Bachow Investment Partners, Baupost and Pomona Capital, Brian Flynn (a former acting CEO), UVCC and Woodside Fund III lent the Company $572,513, $326,535, $6,507, $71,114 and $282,450, respectively.
The 1996 Series D Notes bore interest at 12% per year and were payable on demand 90 days after issuance. The 1996 Series D Notes were convertible into Series D Preferred

Stock at the option of the holder 90 days from the date of issuance if not repaid by the Company prior to 91 days from the date of issuance, at a conversion price of $3.228 per share. In a second related bridge financing in January through March 1997, Bachow Investment Partners and Paul S. Bachow ("Bachow") advanced $1,541,395, Baupost and Pomona Capital advanced $371,303, UVCC advanced $172,902, Woodside Fund III advanced $686,739, and 15 other unaffiliated persons advanced $227,661, or an aggregate of $3,000,000, for additional notes (the "Series E Notes"). The Series E Notes bore interest at 12% per year and were payable on demand 90 days after issuance. The Series E Notes were convertible into Series E Preferred Stock at the option of the holder 90 days from the date of issuance if not repaid by the Company prior to 91 days from the date of issuance, at a conversion price $5.19384 per share. The 1996 Series D Notes were retired with $1,500,000 of the amount received in connection with the issuance of the Series E Notes. Series E Notes with an aggregate principal amount of $3,000,000 were converted into Series E Preferred Stock are a conversion price of $5.19384 per share in connection with the Series E financing described below.

     Series E Financing. In March 1997 Bachow Investment Partners and Bachow, UVCC, Woodside Fund III and Pomona Capital and Baupost converted all of their Series E Notes into shares of Series E Preferred Stock with an aggregate purchase price of $2,336,581, $287,314, $1,141,171 and $618,838, respectively, at a price of $5.19384 per share. In this transaction, the Company issued Series E Preferred Stock with an aggregate purchase price of $4,999,999.

     Each of the 962,669 shares of Series E Preferred Stock was automatically converted into one share of Common Stock upon consummation of the initial public offering of the Company's Common Stock and all contractual covenants by the Company in favor of the holders of Series E Preferred Stock was automatically terminated, other than certain registration rights.

     1997 Bridge Loans. In May 1997, Bachow & Associates and Woodside Fund III each advanced the Company $250,000 at an interest rate of 12% per annum in anticipation of the Series F Financing described below. These amounts were repaid in full at the closing of the Series F Financing.

     Series F Financing. In June 1997, the Company sold Series F Preferred Stock with an aggregate purchase price of $3,500,000 at a price per share of $6.96 to
V. Frank Mendicino and the Mendicino Benefit Plan and 10 other unaffiliated investors. Mr. Mendicino and the Mendicino Benefit Plan purchased $87,355 of Series F Preferred Stock at a price per share of $6.96.

     Each of the 502,867 shares of Series F Preferred Stock was automatically converted into one share of Common Stock upon consummation of the initial public offering of the Company's Common Stock, and all contractual covenants by the Company in favor of the holders of Series F Preferred Stock was automatically terminated, other than certain registration rights.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), requires that the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, file reports of ownership and changes of ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all such reports they file.

     Based solely on its review of the copies of such reports received by the Company, and on written representations by the Company's officers and directors regarding their compliance with the applicable reporting requirements under
Section 16(a) of the Exchange Act, the Company believes that, with respect to its fiscal year ended December 31, 1997, all filing requirements applicable to its officers and directors, and all of the persons known to the Company to own more than ten percent of its Common Stock were complied with by such persons, except for the following: (i) Mr. Randy J. Karr, an executive officer of the Company on the effectiveness of the Company's initial public offering in August 1997, filed his Form 3 on March 1998; (ii) Mr. Jean-Francois Grenon filed a Form 4 on March 1998 to report Mr. Grenon's exercise of stock options for 300 shares of the Company's Common Stock and his gifting of such shares in September 1997;

(iii) Mr. V. Frank Mendicino filed a Form 5 on March 1998 to reflect the purchase of 1,000 shares of Common Stock in August 1997 by a general partnership in which Mr. Mendicino is a general partner.

                             EXECUTIVE COMPENSATION

EXECUTIVE OFFICER COMPENSATION

     Compensation Summary. The following table sets forth information regarding compensation earned during the Company's fiscal year ended December 31, 1997, the twelve-month period ended December 31, 1996, and the fiscal year ended March 31, 1996, by the Chief Executive Officer and the other executive officers whose total annual salary and bonus for the fiscal year ended December 31, 1997, exceeded $100,000 (the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                     COMPENSATION
                                                                                   ----------------
                                                           ANNUAL COMPENSATION        SECURITIES
                                              FISCAL      ---------------------       UNDERLYING
        NAME AND PRINCIPAL POSITION            YEAR       SALARY($)    BONUS($)    STOCK OPTIONS(#)
        ---------------------------           ------      ---------    --------    ----------------
Jean-Francois Grenon........................   1997       $154,698                     305,875(1)
  President, Chief Executive Officer           1996(2)     131,539     $ 10,000        611,750(3)
  and Director                                 1996(4)      26,154                     611,750
Colin J.R. Pallemaerts......................   1997        126,782      110,984         46,099(5)
  Executive Vice President - Sales             1996(2)     137,198                      67,198(3)
  and Marketing                                1996(4)     127,500                      38,022
Barbara J. Williams.........................   1997        118,981                      45,147(6)
  Chief Operating Officer                      1996(2)     119,246                      90,294(3)
                                               1996(4)      90,209                      30,687
John M. Hemingway...........................   1997        119,711                      43,659(7)
  Secretary and Chief Financial Officer        1996(2)     117,692                      62,318(3)
                                               1996(4)     115,058                      13,050
Randy J. Karr...............................   1997        103,576                      44,851(8)
  Vice President - Manufacturing               1996(2)      88,561       20,000         89,702(3)
                                               1996(4)      27,228                      10,146

---------------
(1) Represents options to purchase 305,875 shares of the Company's Common Stock granted in 1997 to replace and amend options granted in 1996 that were subject to performance vesting criteria. The reissued options vest over time instead. See footnote 3.

(2) Subsequent to March 31, 1996, the Company changed its fiscal year end to December 31. The amount shown is for the 12-month period ended December 31, 1996. The amount reflects an overlap of three months compensation (January, February, and March) for 1996 for the listed executive officers. Overlap compensation detail for January through March 1996 is as follows: Mr.
    Grenon: $26,154 in salary and 611,750 stock options; Mr. Pallemaerts:
    $27,952 salary; Ms. Williams: $27,861 salary; Mr. Hemingway: $26,308 salary; Mr. Karr: $23,768.

(3) One half of the options were subject to performance vesting criteria when granted, but were cancelled and regranted in 1997 to provide for vesting over time.

(4) The amount shown is for the fiscal year ended March 31, 1996. See also footnote 2, above.

(5) Includes options to purchase 33,599 shares of the Company's Common Stock granted in 1997 to replace and amend options granted in 1996 that were subject to performance vesting criteria. The reissued options vest over time instead. See footnote Number 3.

(6) Represents options to purchase 45,147 shares of the Company's Common Stock granted in 1997 to replace and amend options granted in 1996 that were subject to performance vesting criteria. The reissued options vest over time instead. See footnote 3.

(7) Represents options to purchase 31,159 shares of the Company's Common Stock granted in 1997 to replace and amend options granted in 1996 that were subject to performance vesting criteria. The reissued options vest over time instead. See footnote 3.

(8) Represents options to purchase 44,851 shares of the Company's Common Stock granted in 1997 to replace and amend options granted in 1996 that were subject to performance vesting criteria. The reissued options vest over time instead. See footnote 3.

     Option Grants. The following table shows information concerning stock options granted to executive officers during the Company's fiscal year ended December 31, 1997.

                       OPTION GRANTS IN FISCAL YEAR 1997

                                                                   INDIVIDUAL GRANTS
                                ---------------------------------------------------------------------------------------
                                                                                            POTENTIAL REALIZABLE VALUE
                                NUMBER OF       PERCENT OF                                    AT ASSUMED ANNUAL RATES
                                SECURITIES    TOTAL OPTIONS                                 OF STOCK PRICE APPRECIATION
                                UNDERLYING      GRANTED TO       EXERCISE                       FOR OPTION TERM(2)
                                 OPTIONS        EMPLOYEES        PRICE(1)      EXPIRATION   ---------------------------
                                GRANTED(#)    IN FISCAL YEAR   ($ PER SHARE)      DATE           5%            10%
                                ----------    --------------   -------------   ----------   ------------   ------------
Jean-Francois Grenon..........   305,875(3)        33.3%           $1.97       02/20/2016    $2,730,937     $7,417,248
Colin J.R. Pallemaerts........    33,599(3)         3.7             1.97       12/17/2016       314,964        886,537
                                  12,500(4)         1.4             9.84       06/17/2007        11,791         91,632
Barbara J. Williams...........    45,147(3)         4.9             1.97       12/17/2016       423,217      1,191,240
John M. Hemingway.............    31,159(3)         3.4             1.97       12/17/2016       292,091        822,156
                                  12,500(4)         1.4             9.84       06/17/2007        11,791         91,632
Randy J. Karr.................    44,851(3)         4.9             1.97       12/17/2016       420,442      1,183,430

---------------
(1) The exercise price of each option was determined by the Board of Directors to be not less than the estimated fair value of the Common Stock on the date of Grant.

(2) Based upon the market price on the date of grant and assumed appreciation over the term of the options at the respective annual rates of stock appreciation shown. These amounts are not intended to forecast possible future appreciation, if any, in the market price of the Company's Common Stock.

(3) Represents options granted in 1997 to replace and amend options granted in 1996 that were subject to performance vesting criteria. The reissued options vest as to 25% of the shares on the first anniversary of the date of grant of the cancelled options, with the remaining shares vesting ratably over the next 36 months. See footnote 3 to Summary Compensation Table.

(4) The options vest as to 25% of the shares on the first anniversary of the date of grant, with the remaining shares vesting ratably over the next 36 months.

     Option Exercises. The following table shows information concerning stock options exercised by the named executive officers during the Company's fiscal year ended December 31, 1997, including the aggregate value of any gains realized on such exercise. The table also shows information regarding the number and value of unexercised in-the-money options held by the named executive officers at the end of that fiscal year.

   AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1997 AND FISCAL YEAR-END OPTION
                                     VALUES

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                OPTIONS AT FISCAL           IN-THE-MONEY OPTIONS
                              SHARES                               YEAR-END(#)            AT FISCAL YEAR-END(2)($)
                            ACQUIRED ON       VALUE        ---------------------------   ---------------------------
           NAME             EXERCISE(#)   REALIZED(1)($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             -----------   --------------   -----------   -------------   -----------   -------------
Jean-Francois Grenon......      300           $7,284         280,084        331,366      $3,369,411     $3,986,333
Colin J.R. Pallemaerts....       --               --          70,026         66,369         893,995        702,304
Barbara J. Williams.......       --               --          40,018         85,129         504,221      1,042,424
John M. Hemingway.........       --               --          52,077         60,538         661,588        629,897
Randy J. Karr.............       --               --          25,764         74,354         316,086        900,624

---------------
(1) Represents the aggregate fair market value on the respective dates of exercise of the shares of Common Stock received on exercise of the options, less the aggregate exercise price of the options.

(2) Represents the aggregate fair market value on December 31, 1997, of the shares of Common Stock subject to outstanding options, less the aggregate exercise price of the options.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is composed exclusively of directors who are neither employees nor eligible to participate in any of the Company's executive compensation programs.

     The Committee is responsible for establishing and administering the overall compensation policies applicable to the Company's senior management. The Committee is also responsible for establishing the general policies applicable to the granting, vesting and other terms of stock options granted to employees under the Company's stock option plan, and for determining the size and terms of the option grants made to the Company's executive officers, among others.

     The Committee views its charter as being to insure that the Company's officer compensation programs are structured and implemented in a manner that recognizes the Company's need to attract and retain the caliber of executives and other key employees required for the Company to compete in a highly competitive and rapidly evolving business sector, while also recognizing and emphasizing the importance and value of achieving targeted performance objectives.

     Under the Company's executive compensation programs, there are two primary components to an executive's compensation: base salary and long-term incentives in the form of stock options. The Vice President of Marketing also receives compensation in the form of sales commissions based on a fixed percentage of sales. The base salary of a particular executive officer is determined by comparison to the existing salary structure within the Company. In addition, a consultant was hired to conduct a survey of several West Coast and national telecommunications and high-tech private companies with comparable revenue levels and similar number of employees as those of the Company. In determining the compensation levels, the Compensation Committee gave more weight to the compensation paid by West Coast companies.

     The Company provides long-term incentives to executive officers through the grant of stock options. The options generally vest over four years and have an exercise price equal to the fair market value of the Company's stock at the time of the grant, with the amount of options granted based on the executive's position. Since fair market value stock options can only produce value to an executive if the price of the Company's stock increases, these option grants provide a direct link between executive compensation and the Company's stock price performance. The committee believes that stock options directly motivate an executive to maximize long-term shareholder value. The options also utilize vesting periods that encourage key executives to continue in the employ of the Company.

     The compensation paid to the Company's Chief Executive Officer was based on an arrangement reached between the Company and the Chief Executive Officer at the time the Chief Executive Officer commenced employment with the Company in 1996. No new options were granted to the Chief Executive Officer in 1997 (except those options granted to replace options subject to performance vesting criteria with options providing for vesting over time) because the number of options held by the Chief Executive Officer was substantially higher than those of the rest of the executive officers.

     The Committee currently consists of Messrs. Bachow, Mendicino and Shattuck.

Compensation Committee

               Paul S. Bachow
               V. Frank Mendicino
               Harold O. Shattuck

COMPARATIVE PERFORMANCE GRAPH

     Set forth below is a graph comparing the cumulative total return to shareholders on the Company's Common Stock with the cumulative total return of the S&P 500 Index and an index comprised of eight publicly-traded microwave communications equipment companies (the "Peer Group") for the period beginning on August 8, 1997(1), the date of the Company's initial public offering, and ended on December 31, 1997.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                     AMONG INNOVA CORPORATION COMMON STOCK,
                             THE S&P 500 INDEX AND
                         THE COMPANY'S PEER GROUP INDEX

        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)         INNOVA CORPORATION     S&P 500 INDEX     PEER GROUP INDEX
 8-AUG-97(1)'                              100                  100                 100
31-AUG-97                                  169                   94                 102
30-SEP-97                                  182                  100                 109
31-OCT-97                                  165                   96                  97
30-NOV-97                                  135                  101                 101
31-DEC-97                                  117                  102                  96

     The Peer Group is composed of the following companies: Andrew Corporation (NASDAQ: ANDW); California Microwave, Inc. (NASDAQ: CMIC); Celeritek, Inc. (NASDAQ: CLTK); Digital Microwave Corporation (NASDAQ: DMIC); Harris Corporation (NYSE: HRS); NERA AS (NASDAQ: NERAY); P-COM, Inc. (NASDAQ: PCMS); and REMEC, Inc. (NASDAQ: REMC).

     The total return on the Company's Common Stock and each index assumes the value of each investment was $100 on August 8, 1997(1), and that all dividends were reinvested. Return information is historical and not necessarily indicative of future performance.
---------------
(1) The beginning date used for the Company was August 8, 1997. The beginning date used for each index was August 1, 1997.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     Six directors are to be elected at the annual meeting, to serve until the next Annual Meeting of Shareholders or until their earlier retirement, resignation or removal. Jean-Francois Grenon, V. Frank Mendicino, Paul S. Bachow, Frances N. Janis, Harold O. Shattuck, and Bernard D. Tarr, Jr., all of whom are currently directors of the Company, have been nominated by the Board of Directors for election at the annual meeting. The accompanying proxy will be voted for these nominees, except where authority to so vote is withheld. Should any nominee be unable to serve, the proxy will be voted for such person as is designated by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED IN PROPOSAL 1.

            PROPOSAL 2 -- APPROVAL OF AMENDMENT TO 1990 STOCK OPTION
                   PLAN (AMENDED AND RESTATED JULY 31, 1992)

     The Board of Directors has adopted an amendment to the Company's 1990 Stock Option Plan (Amended and Restated July 31, 1992) (the "Plan") that, subject to shareholder approval, increases the number of shares of Common Stock reserved for issuance upon exercise of options granted under the Plan from 2,083,333 to 2,583,333.

                                SUMMARY OF PLAN

PURPOSE OF PLAN

     The purpose of the Plan is to retain the services of valued key employees and consultants of the Company or any Related Corporation (as defined in the Plan) as well as other selected individuals rendering services to the Company or any Related Corporation, and to encourage such persons to invest in capital stock of the Company, thereby increasing their personal interest in the growth and success of the Company and their incentive to achieve the objectives of the shareholders of the Company. The Plan is also intended to aid in attracting persons of exceptional ability to become officers, employees and consultants of the Company.

ADMINISTRATION

     The Plan is administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee generally has sole authority, in its absolute discretion, among other things to (a) construe and interpret the Plan; (b) define the terms used in the Plan; (c) prescribe, amend and rescind rules and regulations relating to the Plan; (e) determine the individuals to whom options shall be granted under the Plan and whether the option is an incentive stock option or a non-qualified stock option; (f) determine the time or times at which options shall be granted under the Plan;
(g) determine the number of shares of Common Stock subject to each option, the exercise price of each option, the duration of each option and the times at which each option shall become exercisable; (h) determine all other terms and conditions of options; and (i) make all other determinations necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations made by the Committee are binding and conclusive on all participants in the Plan and on their legal representatives, heirs and beneficiaries.

     The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended. In addition, the Plan is not qualified under
Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

SHARES AVAILABLE FOR PLAN

     A total of 2,583,333 shares of Common Stock will be reserved for issuance upon exercise of options granted under the Plan, as amended. If any option granted under the Plan terminates for any reason without having been exercised in full, the shares of Common Stock subject to the option for which it has not been exercised will again be available for purposes of the Plan.

TYPES OF OPTIONS

     Under the Plan, two types of options may be granted: nonqualified stock options and options meeting the requirements of incentive stock options under
Section 422 of the Code.

ELIGIBILITY

     To be eligible to receive an option under the Plan, a person must be an employee, including an employee who is a member of the Board of Directors, or an independent consultant or advisor performing services for the Company or a Related Corporation.

     The Committee designates the specific eligible persons to whom options are to be granted under the Plan and the number of shares, the exercise price and all other terms and conditions (which need not be identical) of all options to be granted. An employee of the Company, including an employee who is a member of the Board of Directors, may be granted either an incentive stock option or a nonqualified stock option. Only nonqualified stock options can be granted to other eligible persons. A person who is once granted an option may later be granted an additional option or options if he or she is otherwise still eligible and the Committee so determines.

EXERCISE PRICE

     The exercise price for the shares of Common Stock covered by an option is determined by the Committee at the time the option is granted. The exercise price per share for an option must be at least 100% of the fair market value of the Common Stock on the date the option is granted, as determined by the Board of Directors, except that, in the case of an incentive stock option granted to a shareholder owning more than 10% of the combined voting power of all classes of outstanding stock of the Company (a "10% Shareholder"), the exercise price for the option must be at least 110% of the fair market value of the Common Stock on the date of grant.

STOCK OPTION AGREEMENTS

     Each option granted under the Plan is evidenced by a written stock option agreement between the Company and the optionee. The stock option agreement contains the terms and conditions of the option, as specified in the Plan or determined by the Committee.

VESTING: TERM OF OPTIONS

     Each option granted under the Plan becomes exercisable pursuant to a vesting schedule, and remains exercisable for a term, specified by the Committee at the time of grant. The term for an incentive stock option may not be more than ten years after the date of grant (five years in the case of an incentive stock option granted to a 10% Shareholder). Each option also terminates upon, or within specified periods of time following, termination of an optionee's employment. In the absence of action to the contrary by the Committee in connection with the grant of a particular option, and except in the case of incentive stock options as described above, all options granted under the Plan expire 20 years from the date of grant. If, in the opinion of a majority of the Board of Directors of the Company, it is probable that the Company will consummate one of the transactions listed immediately below within sixty (60) days of such opinion, then the Company may demand that an optionee exercise the vested portion of such optionee's option in its entirety (including any portion as to which vesting has been accelerated by the Committee as provided in the
Plan). Such optionee has thirty (30) days from the date of such notice to exercise such optionee's option; such optionee's entire option terminates at the end of such 30-day period. The events to which this demand procedure apply are as follows: (i) the consummation of a firmly underwritten public offering of securities of the Company, registered under the Securities Act of 1933, as amended (the "Securities Act"), with an aggregate offering price of not less than $10,000,000; or (ii) a Change in Control of the Company, as defined in the Plan. The vesting of one or more outstanding options may be accelerated by the Committee in its sole discretion. In case the Company is liquidated or dissolved, the optionee may exercise all or any part of the unvested portion of the options held by the optionee. Options that are not exercised prior to the effective date of the liquidation or dissolution terminate as of the effective date of such liquidation or dissolution. Options also become fully vested and immediately exercisable for the duration of the option term under certain circumstances, including a change of control, the sale of all or substantially all the assets of the Company, the merger of the Company with or into another corporation, or a declaration of a cash dividend payable to holders of Common Stock in an amount in excess of 10% of the fair market value of the Company's Common Stock.

EXERCISE OF OPTIONS

     To the extent an option vests, it may be exercised by delivering written notice to the Company specifying the number of shares for which the option is exercised. The exercise must be for at least two shares, unless the vested portion of the option is less than two shares in which case the option may be exercised with respect to all shares for which it has vested. Only whole shares are exercisable. The exercise price for any shares purchased must accompany the written notice of the exercise. The exercise price of any shares purchased can be paid in cash, certified cashier's check or, upon approval by the Committee, by (i) delivering to the Company shares of Common Stock previously held by optionee, (ii) having shares withheld from the amount of shares of Common Stock to be received by the optionee or (iii) delivery of an irrevocable subscription agreement obligating the optionee to take and pay for the shares of Common Stock to be purchased within one year of the date of such exercise. The shares of Common Stock received or withheld by the Company as payment for shares of Common Stock purchased upon the exercise of options are required to have a fair market value at the date of exercise (as determined by the Committee) equal to the aggregate exercise price (or portion thereof) to be paid by the optionee upon such exercise.

WITHHOLDING AND SECURITIES REGULATIONS

     The Company's obligation to issue shares of Common Stock upon exercise of an option is subject to any applicable federal, state and local tax withholding requirements as well as compliance with federal and state securities laws and the requirements of any stock exchange upon which such shares may be listed.

RESALE OF COMMON STOCK

     An optionee may resell shares of Common Stock issued upon exercise of an option granted under the Plan at any time, subject to compliance with all applicable federal and state securities and other laws.

TRANSFERABILITY

     Options granted under the Plan generally will not be transferable by an optionee other than by will or by the laws of descent and distribution and will be exercisable during the optionee's lifetime only by the optionee (or his or her court appointed legal representative). Following the death of an optionee prior to full exercise of an option, the option may be exercised by the person or persons to whom the optionee's option rights pass by will or by the applicable laws of descent and distribution.

TERMINATION OF EMPLOYMENT

     Vested options terminate, to the extent not previously exercised, upon (i) the expiration of 90 days from the date of an optionee's termination of employment or contractual relationship with the Company or Related Corporation for any reason whatsoever other than death or Disability (as defined in the Plan) unless, in the case of a non-qualified stock option, the exercise period is extended by the Committee until a date not later than the expiration date of the option; or (ii) the expiration of one year from (A) the date of death of the optionee or (B) cessation of an optionee's employment or contractual relationship by reason of Disability unless, in the case of a non-qualified stock option, the exercise period is extended by the Committee until a date not later than the expiration date of the option. Unless accelerated in accordance with the Plan, unvested options shall terminate immediately upon termination of employment of the optionee by the Company for any reason whatsoever, including death or Disability.

ADJUSTMENTS

     The number of shares subject to the Plan, as well as the number of shares subject to options outstanding under the Plan and the respective exercise prices under those options, are subject to adjustment upon the occurrence of certain events, including but not limited to a transaction described in Section 424(a) of the Internal Revenue Code (or any successor provision) or any "corporate transaction" described in the regulations thereunder, a stock dividend, stock split, reverse stock split or other transaction resulting in the subdivision or combination of the Common Stock. In addition, the outstanding options may be adjusted or terminated upon the occurrence of other events.

AMENDMENT; TERMINATION

     The Committee has the right to amend the Plan or options granted under the Plan, provided that no amendment with respect to an outstanding stock option can be made over the objection of the holder of such option. Shareholder approval is required to amend the Plan under certain circumstances. The Plan may also be terminated at any time by the Board of Directors in its sole discretion, but termination will not terminate any outstanding options under the Plan.

TERM OF PLAN

     Incentive stock options may be granted by the Committee from time to time until February 7, 2000. Non-qualified stock options may be granted until the Plan is terminated by the Board of Directors in its sole discretion. Termination of the Plan shall not terminate any option granted prior to such termination.

                   SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES

INCENTIVE STOCK OPTIONS

     The Company intends that certain of the options granted under the Plan qualify as incentive stock options under Section 422 of the Code. Assuming that the options are so qualified, the tax consequences to an optionee will vary depending on whether certain holding period requirements are met. In addition, an option will cease to be an incentive stock option, and thereafter be taxed as a nonqualified stock option, if the optionee exercises the option more than three months following termination of employment for any reason other than death or disability or more than one year following termination of employment on account of disability.

     If an optionee acquiring stock pursuant to an incentive stock option does not dispose of the stock until at least one year after the transfer of the stock to the optionee and at least two years from the date of grant of the option, then, subject to the alternative minimum tax rules discussed below, there will be no tax consequences to the optionee or the Company when the incentive stock option is granted or when it is exercised. When the stock is ultimately sold, gain or loss will be determined, based on the difference between the net proceeds of the sale and the aggregate exercise price paid for the stock, and the optionee will be required to report such gain or loss as long-term capital gain or loss on his or her federal income tax return for the year in which the sale occurs.

     If stock acquired upon exercise of an option is sold by the optionee and, at the time of the sale, the holding period requirements described in the preceding paragraph have not been met, the federal income tax consequences to the optionee will be as follows:

          (a) The optionee will be required to report, on his or her federal income tax return for the year in which the sale occurs, additional compensation income equal to the difference between the fair market value of the stock at the time of exercise of the option and the exercise price at which the stock was acquired (the Company will generally be entitled to a compensation deduction in an equivalent amount).

          (b) For purposes of determining gain or loss upon sale of the stock, an amount equal to this compensation income will be added to the exercise price at which the stock was acquired, and the total will be the optionee's adjusted cost of the stock. Gain or loss will be determined, based upon the difference between the optionee's adjusted cost of the stock and the net proceeds of the sale, and the optionee will be required to report such gain or loss as long-term or short-term (depending on how long the optionee held the stock) capital gain or loss on his or her federal income tax return for the year in which the sale occurs.

     When an optionee exercises an incentive stock option, the difference between the fair market value of the stock on the date of exercise and the exercise price paid results in an adjustment in computing alternative minimum taxable income for purposes of Sections 55 et seq. of the Code, which may trigger alternative minimum tax consequences for optionees. Any alternative minimum tax that is payable may ultimately be credited against future taxes owed.

NONQUALIFIED STOCK OPTIONS

     The Company may also grant nonqualified stock options under the Plan. In general, there will be no tax consequences to the optionee or the Company when such an option is granted. Upon exercise of such an option, the optionee will be required to report, on his or her federal income tax return for the year in which the exercise occurs, additional compensation income equal to the difference between the fair market value of the stock at the time of exercise of the option and the exercise price at which the stock was acquired (the Company will generally be entitled to a compensation deduction in an equivalent amount). When the stock is ultimately sold, the transaction will be taxed in the manner described in subparagraph (b) above for incentive stock options.

     The foregoing is only a summary of the federal income tax rules applicable to the Plan and is not intended to be complete. This summary does not discuss the effect of federal employment taxes (FICA and FUTA) or the income or other tax laws of any state or foreign country in which an optionee may reside.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE 1990 STOCK OPTION PLAN (AMENDED AND RESTATED JULY 31, 1992).

               PROPOSAL 3 -- APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed the firm of KPMG Peat Marwick LLP as independent auditors for the Company's fiscal year ending December 31, 1998. This firm has audited the accounts of the Company since 1990. The firm performed audit services in connection with the examination of the financial statements of the Company for its fiscal year ended December 31, 1997. In addition, the firm has rendered other services, including the review of financial statements and related information in various registration statements and filings with the Securities and Exchange Commission (the "SEC").

     If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the Board of Directors will reconsider the appointment. Representatives of KPMG Peat Marwick LLP will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP.

                 SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     An eligible shareholder who desires to have a qualified proposal considered for inclusion in the proxy statement prepared in connection with the Company's 1999 Annual Meeting of Shareholders must deliver a copy of the proposal to the Secretary of the Company, at the Company's principal executive offices, no later than January 15, 1999.

     The Company's Amended and Restated Bylaws outline procedures, including minimum notice provisions, that govern the nomination of directors by shareholders and certain other matters that a shareholder proposes to bring before the annual meeting. A copy of the pertinent provisions of the Amended and Restated Bylaws is available upon request to John M. Hemingway, Innova Corporation, Gateway North, Building 2, 3325 South 116th Street, Seattle, Washington 98168-1974.

     IT IS IMPORTANT THAT PROXIES ARE RETURNED PROMPTLY AND THAT YOUR SHARES ARE REPRESENTED. SHAREHOLDERS ARE URGED TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

                                          INNOVA CORPORATION

May 15, 1998
Seattle, Washington

PROXY

                               INNOVA CORPORATION
               Gateway North, Building 2, 3325 South 116th Street
                           Seattle, Washington 98168

           PROXY FOR THE JUNE 16, 1998 ANNUAL MEETING OF SHAREHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, having received the Notice of Annual Meeting of Shareholders of Innova Corporation (the "Company"), and related Proxy Statement dated May 15, 1998, hereby appoints Jean-Francois Grenon and John M. Hemingway, and each of them, as proxies for the undersigned with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Innova Corporation held of record by the undersigned at the close of business on May 1, 1998 at the Annual Meeting of Shareholders to be held at Innova Corporation, Gateway North, 3315 South 116th Street, Ste. 149, Seattle, Washington 98168, on June 16, 1998 at 10 a.m., Seattle time, with authority to vote upon the following matters that may properly come before the meeting or any adjournment or postponement thereof.

           (Continued and to be signed and dated on the reverse side)

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                              FOLD AND DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS A                             Please mark
VOTE "FOR" THE NOMINEES NAMED IN                              your votes as [X]
PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.                           indicated


                                                                       WITHHOLD
                                                                FOR    AUTHORITY
1.   Election of the following nominees to                      [ ]       [ ]
     to serve as directors:

     Jean-Francois Grenon, V. Frank Mendicino,
     Paul S. Bachow, Frances N. Janis,
     Harold O. Shattuck and Bernard D. Tarr, Jr.

     INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.


2.   PROPOSAL TO APPROVE THE AMENDMENT TO THE              FOR  AGAINST  ABSTAIN
     1990 STOCK OPTION PLAN (AMENDED AND                   [ ]    [ ]      [ ]
     RESTATED JULY 31, 1992) INCREASING BY
     500,000 SHARES THE NUMBER OF SHARES OF
     COMMON STOCK RESERVED FOR ISSUANCE UPON
     EXERCISE OF OPTIONS GRANTED UNDER THE PLAN.

3.   PROPOSAL TO RATIFY THE APPOINTMENT OF                 FOR  AGAINST  ABSTAIN
     KPMG PEAT MARWICK LLP as the independent              [ ]    [ ]      [ ]
     auditors for the Company's fiscal year
     ending December 31, 1998.





                                THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

                                    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                    CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature(s) ______________________________________________ Date: ________, 1998

Please sign exactly as name appears in this proxy, and date this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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